Exhibit 21.01

Subsidiaries of
AllianceBernstein l.p.

Each of the entities listed below are wholly-owned subsidiaries of AllianceBernstein, unless a specific percentage ownership is indicated:

AllianceBernstein Corporation of Delaware
(Delaware)

Sanford C. Bernstein & Co., LLC
(Delaware)

AllianceBernstein Investments, Inc.
(Delaware)

AllianceBernstein Investor Services, Inc.
(Delaware)

AllianceBernstein Global Derivatives Corporation
(Delaware)

AllianceBernstein Oceanic Corporation
(Delaware)

Alliance Corporate Finance Group Incorporated
(Delaware)

AllianceBernstein Japan Inc.
(Delaware)

Alliance Capital Management LLC
(Delaware)

Alliance Capital Real Estate, Inc.
(Delaware)

AllianceBernstein ESG Venture Management, L.P.
(Delaware; 10%-owned)

AllianceBernstein Trust Company, LLC
(New Hampshire)

AllianceBernstein Canada, Inc.
(Canada)

AllianceBernstein (Mexico), S. de R.L. de C.V.
(Mexico)

AllianceBernstein Investmentimentos (Brasil) Ltda.
(Brazil)

AllianceBernstein (Argentina) S.R.L.
(Argentina)

AllianceBernstein Limited
(U.K.)

AllianceBernstein Services Limited
(U.K.)

Sanford C. Bernstein Limited
(U.K.)

Sanford C. Bernstein (CREST Nominees) Limited
(U.K.)

AllianceBernstein (Luxembourg) S.A.
(Luxembourg)

AllianceBernstein (France) S.A.S
(France)

ACM Bernstein GmbH
(Germany)

ACM Bernstein (Deutschland) GmbH
(Germany)

AllianceBernstein Investment Research (Proprietary) Limited
(South Africa; 80%-owned)

AllianceBernstein Investment Research and Management (India) Pvt. Ltd.
(India)

Alliance Capital (Mauritius) Private Limited
(Mauritius)

AllianceBernstein Japan Ltd.
(Japan)

AllianceBernstein Asset Management (Korea) Limited
(Korea)

AllianceBernstein Hong Kong Limited
(Hong Kong)

AllianceBernstein (Singapore) Ltd.
(Singapore)

AllianceBernstein (Taiwan) Limited
(Taiwan; 99%-owned)

AllianceBernstein Investment Management Australia Limited
(Australia)

AllianceBernstein Australia Limited
(Australia; 50%-owned)

AllianceBernstein New Zealand Limited
(New Zealand; 50%-owned)